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                    SECOND AMENDMENT OF EMPLOYMENT AGREEMENT

     This Second Amendment of Employment Agreement (this "AMENDMENT") is entered into as of the 10th day of October, 2001, by and between quepasa.com, inc., a Nevada corporation (the "COMPANY"), and Robert J. Taylor ("TAYLOR").

                             EXPLANATORY STATEMENTS

     A. The Company and Taylor entered into an Employment Agreement dated as of February 23, 1999, an Amended and Restated Employment Agreement dated as of May 10, 1999, a Second Amended and Restated Employment dated as of August 1, 1999, a Third Amended and Restated Employment Agreement dated as of January 1, 2000 and an Amendment of Employment Agreement dated as of June 30, 2001 (collectively, the "Employment Agreement") whereby the Company agreed to employ Taylor and Taylor accepted employment with the Company.

     B. Effective October 15, 2001, the Company's President and Chief Executive Officer, Gary L. Trujillo, agreed to terminate his employment with the Company and in connection therewith the Company and Taylor desire to amend and modify certain terms and conditions of the Employment Agreement in order to appoint Taylor President of the Company effective as of the close of business of October 15, 2001 and to incent and reward Taylor accordingly.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

     1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

     2. This Amendment shall be effective upon the approval and ratification of this Amendment by the Company's Board of Directors.

     3. Section 1 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

          1. EMPLOYMENT. The Company hereby employs Taylor and Taylor hereby accepts employment with the Company as its President, Chief Financial Officer and Secretary effective on the close of business October 15, 2001 upon the terms and conditions hereinafter set forth. Taylor's employment shall be deemed an "at-will" employment.

     4. Section 3 of the Employment Agreement shall be deleted in its entirety and replaced with the following:
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          3.   TERM. This Agreement and Taylor's employment shall commence on the 8th day of March, 1999 (the "Effective Date"), and shall continue for a term of three years (the "Initial Term") unless terminated earlier in accordance with this Agreement. Following the expiration of the Initial Term, this Agreement and Taylor's employment shall continue until the closing of an event constituting a "Change in Control" (the "Renewal Term").

     5.   The following sentence shall be added to Section 4 of the Employment
Agreement:

          The Salary shall be reduced to $125,000 per year for the Renewal Term, effective March 9, 2002.

     6. Section 6 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

          6. STAY BONUS. The Company will immediately pay Taylor a stay bonus equal to $100,000 (the "Stay Bonus") upon the earlier to occur of (a) March 8, 2002 or (b) immediately prior to the closing of an event constituting a "Change in Control." If Taylor is terminated by the Company for "Cause" or if Taylor voluntarily terminates his employment with the Company, Taylor will not be entitled to the Stay Bonus.

     7. Upon the execution of this Amendment and again upon the termination of the Employment Agreement, the Company shall pay to Taylor all of Taylor's accrued and unpaid vacation time.

     8. Except as otherwise expressly provided in this Amendment, the Employment Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.


                                        Company:

                                        quepasa.com, inc.

                                        By: /s/ Gary L. Trujillo
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                                           Gary L. Trujillo
                                           Chairman

                                        Taylor:

                                            /s/ Robert J. Taylor
                                           --------------------------